Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
BNP PARIBAS SECURITIES CORP.                13-3235334      184,176,879
JPMORGAN CHASE & CO.                        13-3224016      137,592,394
WELLS FARGO BANK                            41-0449260      122,558,705
BARCLAYS CAPITAL INC.                       05-0346412       90,081,791
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166       82,024,771
DEUTSCHE BANK SECURITIES, INC.              13-2730328       43,347,664
BANK OF AMERICA SECURITIES LLC              56-2058405       48,335,032
RBS SECURITIES, INC.                        13-3272275       53,292,831
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       36,936,820
ING BANK                                    00-0000000       53,051,932






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
BNP PARIBAS SECURITIES CORP.                13-3235334          584,939
JPMORGAN CHASE & CO.                        13-3224016       31,242,587
WELLS FARGO BANK                            41-0449260        1,669,867
BARCLAYS CAPITAL INC.                       05-0346412        6,361,968
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166        2,953,198
DEUTSCHE BANK SECURITIES, INC.              13-2730328       23,463,257
BANK OF AMERICA SECURITIES LLC              56-2058405       15,730,698
RBS SECURITIES, INC.                        13-3272275          445,486
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       16,207,756
ING BANK                                    00-0000000           72,053




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    1,020,289,927 D. Total Sales: 133,917,076

                               SCREEN NUMBER : 12